FIRST AMENDMENT TO RULE 12d1-4 FUND OF FUNDS INVESTMENT AGREEMENT
THIS FIRST AMENDMENT dated August 20, 2026 (the “Amendment”) to the RULE 12d-14 FUND OF FUNDS INVESTMENT AGREEMENT (the “Agreement”), dated as of January 19, 2022 between each Acquiring Fund(s) listed on Schedule A, severally and not jointly (each, an “Acquiring Fund”), and each series of VanEck ETF Trust (except such series listed on Schedule B which may be amended from time to time), severally and not jointly (each, an “Acquired Fund” and together with the Acquiring Funds, the “Funds”).
WHEREAS, the Acquiring Funds and VanEck ETF Trust (collectively, the “Parties” and individually, a “Party”) entered into a Fund of Funds Investment Agreement dated as of January 19, 2022 (the “Agreement”);
WHEREAS, the Parties desire to amend Schedule A of the Agreement to remove certain Acquiring Funds and add Gadsden Dynamic Multi-Asset ETF as an Acquiring Fund pursuant to Section 5(b) of the Agreement;
WHEREAS, the Parties desire to amend the notice provisions of the Agreement pursuant to section 4;
WHEREAS, Section 5(d) of the Agreement provides for the amendment or modification of the Agreement by a written document signed by an authorized representative of each Party in accordance with Section 4 of the Agreement;
NOW THEREFORE, the Parties agree as follows, effective as of the date hereof.
1. Notices.
In accordance with the foregoing, Section 4 of the Agreement shall be replaced in its entirety with the below:
All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered or overnight mail, or electronic mail to the address for each party specified below.
If to the Acquiring Fund:
Empowered Funds, LLC
3803 West Chester Pike, Suite 150
Newtown Square, PA 19073
Email: compliance@etfarchitect.com

If to the Acquired Fund:
VanEck Compliance Department
c/o Van Eck Associates Corporation
666 Third Avenue, 9th Floor
New York, NY 10017
Email: compliance@vaneck.com

With a copy to:
Email: legal@etfarchitect.com

Schedule A

With a copy to:
Van Eck Associates Corporation
Attn: Legal Dept,
666 Third Avenue, 9th Floor
New York, NY 10017
Email: legalnotices@vaneck.com

2.In accordance with the foregoing, Schedule A that is part of the Agreement is hereby deleted in its entirety and replaced with the Schedule A attached to this Amendment.
3.In accordance with the foregoing, Schedule B that is part of the Agreement is hereby deleted in its entirety and replaced with the Schedule B attached to this Amendment.
4.Except as modified by this Amendment, the Agreement shall otherwise remain in full force and effect.
5.This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form, and the Parties hereby adopt as original any signatures received via electronically transmitted form.
IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

VanEck ETF Trust
Signature                Name            Title
/s/ Laura Martinez         Laura I. Martinez     Vice President & Deputy General Counsel

EA Series Trust
Signature                Name            Title
    /s/ Michael D. Barolsky     Michael D. Barolsky     Vice President & Secretary

SCHEDULE A
List of Acquiring Funds to Which the Agreement Applies

Gadsden Dynamic Multi-Asset ETF (GDMA)

SCHEDULE B (as of July 7, 2026)
List of Series of VanEck ETF Trust to which the Agreement Does Not Apply
VanEck BDC Income ETF
VanEck CEF Muni Income ETF
VanEck Communication Services TruSector ETF
VanEck Consumer Discretionary TruSector ETF
VanEck Consumer Staples TruSector ETF
VanEck Energy TruSector ETF
VanEck Financials TruSector ETF
VanEck Healthcare TruSector ETF
VanEck Industrials TruSector ETF
VanEck Long/Flat Trend ETF
VanEck Materials TruSector ETF
VanEck Real Assets ETF
VanEck Real Estate TruSector ETF
VanEck Technology TruSector ETF
VanEck Utilities TruSector ETF

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